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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF TEMPLE-INLAND INC.
                      Name (Jurisdiction of Incorporation)
            All Subsidiaries are wholly-owned unless noted otherwise.


INLAND CONTAINER CORPORATION I (DELAWARE)
        Inland Paperboard and Packaging, Inc.(Delaware)
            El Morro Corrugated Box Corporation (Delaware)
            El Morro Corrugated Box Corporation (Puerto Rico)(100%)
            Georgia Kraft Company (Delaware)
                    Sabine River & Northern Railroad Company (Texas)
            Inland Argentina, Inc. (Delaware)
                    Inland Argentina, S.A. (Argentina)
            Inland Chile I, Inc. (Delaware)
                    Manufacturas y Embalajes Inland Chile Limitada (90%; 10%
                       Inland Chile II)(Chile)
            Inland Chile II, Inc. (Delaware)
            Inland Container FSC, Inc. (U.S. Virgin Islands)
            Inland International Holding Company (Delaware)
                    Inland Corrugados de Mexico, S.A. de C.V. (Mexico)
                           Inland Corrugados de Guanajato, S.A. de C.V. (Mexico) Inland Corrugados de Monterrey, S.A. de C.V. (Mexico) Inland Corrugados de Sinaloa, S.A. de C.V. (Mexico)
            Inland Paper Company, Inc. (Indiana)
            Wesland Container LLC (Arkansas) (50%)

TEMPLE-INLAND FOREST PRODUCTS CORPORATION (DELAWARE)
        The Angelina Free Press, Inc. (Texas)
        Del-Tin Fiber L.L.C.  (Arkansas) (50%)
        Eastex Incorporated (Texas)
        Evadale Realty Company (Delaware)
            Bestile Manufacturing Company (California)
        Fortra Fiber-Cement L.L.C. (Delaware)(50%)
        Inland Eastex Extrusion Company (Delaware)
        Inland Eastex (Nevada) Inc. (Nevada)
            Inland Eastex LP (Delaware) (99% LP Interest - Temple-Inland FPC
              owns 1% GP Interest)
        Sabine Investment Company of Texas, Inc. (Texas)
        Scotch Investment Company (Texas)
        Scotch Properties Management Inc. (Delaware)
        Southern Pine Lumber Company (Texas)
        Southern Pine Plywood Co. (Texas)
        Standard Gypsum L.P. (Delaware)(50%)
        Templar Essex Inc. (Delaware)
        Temple Associates, Inc. (Texas)
        Temple Gypsum Company (Nevada )
        Temple Industries, Inc. (Texas)
        Temple-Inland Food Service Corporation (Delaware)


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                       SUBSIDIARIES OF TEMPLE-INLAND INC.
                      Name (Jurisdiction of Incorporation)
            All Subsidiaries are wholly-owned unless noted otherwise.


        Temple-Inland Forest Products International Inc. (Delaware)
            Planfosur S. de R.L. de C.V. (Mexico) (51%; 49% owned by
                Temple-Inland FPC)
                      Plantaciones Forestales del Sureste, S.A. de C.V. (Mexico)
            Temple Engineered Lumber Products Inc. (Yukon, Canada)
            Temple Pembroke Inc. (New Brunswick, Canada)
            507789 N.B. Inc. (New Brunswick, Canada)
        Temple-Inland Recaustisizing Company (Delaware)
        Temple-Inland Recovery Company (Delaware)
        Temple-Inland Stores Company (Delaware)
        Temple-Inland Trading Company (Delaware)
        Temple Lumber Company (Texas)
        Texas Southeastern Railroad Company (Texas)
        Topaz Oil Company (Texas)

        TEMPLE-INLAND FINANCIAL SERVICES INC. (DELAWARE) (100% FULLY OWNED SUBSIDIARY OF TEMPLE-INLAND FPC)
            Guaranty Holdings Inc. I (Delaware)
                    Guaranty Bank (Federal)
                           American Finance Group (Delaware)
                                  AFG Acquisition Corporation (Delaware)
                           First Hemet Corporation (Delaware)
                           Guaranty Advisors (Texas)
                           Guaranty Business Credit Corporation (Delaware) Guaranty Group Inc. (Texas)
                           MBHC Inc. (Nevada)
                                  Temple-Inland Mortgage Corporation (Nevada)
                           Participation Purchase Corporation (Nevada)
                           RWHC Inc.(Nevada)
                                  Guaranty Preferred Capital Corporation
                                     (Nevada)
                                  Guaranty Preferred Capital Corporation II
                                     (Nevada)
                           Stockton Financial Corporation (California)
                           Stockton Service Corporation (California)
                           501 Weber Bldg., Inc. (California)
                           TMF Holding Inc. (Delaware)
                           Temple-Inland Properties Inc. (Delaware)
                    Stanford Realty Advisors, Inc. (Delaware)
            LIC Investments Inc. (Delaware)
                    IBHC Inc. (Delaware)
                           HBW Holdings, Inc. (Texas ) (36.3%)
            Lumbermen's Investment Corporation (Delaware)
                    CNB/LIC Investors Limited Partnership (98.4%)
                    LIC Financial Corporation (Delaware)(100%)


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                       SUBSIDIARIES OF TEMPLE-INLAND INC.
                      Name (Jurisdiction of Incorporation)
            All Subsidiaries are wholly-owned unless noted otherwise.


                    LIC Ventures, Inc. (100%)(Delaware)
                    Onion Creek Wastewater Corporation (Texas)
                    Olympia Joint Venture (San Antonio)(50%)
                    Sabine Investment Company (Delaware)
                           Double Horn Water Supply Corporation, Inc. (Texas)
                    Sunbelt Insurance Company (Texas)
                    Timberline Insurance Managers, Inc. (Texas)
                           The Insurance Marketplace, Inc. (Texas)
                           Premium Acceptance Corporation (Texas)
            Temple-Inland Capital Inc. (Delaware)
            Temple-Inland Life Inc. (Nevada)
                    Temple-Inland Insurance Corporation (Delaware)
                           EB Holdings Inc. (Delaware)
            Temple-Inland Realty Inc. (Delaware)
                    TEMCO Associates (Georgia) (50%)

TEMPLE-INLAND RESOURCE COMPANY (NEVADA)